                                                                    Exhibit 99.1

                                                    [GSI GLOBECOMM SYSTEMS LOGO]

               GLOBECOMM SYSTEMS INC. ANNOUNCES FISCAL 2005 FIRST
                                QUARTER RESULTS

 o REVENUE INCREASE OF 24.4% IN THE FIRST QUARTER OF FISCAL 2005 AS COMPARED TO
                          FIRST QUARTER OF FISCAL 2004

    o EARNINGS PER SHARE OF $0.15 IN THE FIRST QUARTER OF FISCAL 2005, $0.02
      EXCLUDING NON-RECURRING GAIN, AS COMPARED TO LOSS PER SHARE OF $0.04
                        IN FIRST QUARTER OF FISCAL 2004

HAUPPAUGE, N.Y., NOVEMBER 3, 2004 /BUSINESSWIRE/ -- Globecomm Systems Inc.
(Nasdaq: GCOM), a global provider of end-to-end satellite-based communications solutions, today announced financial results for the fiscal 2005 first quarter ended September 30, 2004.

FISCAL 2005 FIRST QUARTER RESULTS
---------------------------------

Revenues for the Company's fiscal 2005 first quarter ended September 30, 2004 increased 24.4% to $25.5 million, compared to $20.5 million in the same period last year. The increase in revenues was primarily the result of increased infrastructure sales activity in the Government marketplace.

Net income for the Company's fiscal 2005 first quarter was $2.2 million, or
$0.15 per diluted share. This compares to a net loss of $0.5 million, or $0.04 per diluted share, in the first quarter of fiscal 2004. Net income for the first quarter of fiscal 2005 included a $1.9 million non-recurring gain relating to a settlement with a major customer announced on July 7, 2004, or $0.13 per diluted share, which is reflected as a $1.5 million reduction in general and administrative expense and a $0.4 million reduction in costs from ground segment systems, networks and enterprise solutions.

Excluding the non-recurring gain, the turnaround in the Company's net loss to a net profit was primarily driven by an increase in revenues and an improvement in the overall gross margin of the Company. The net loss in the fiscal first quarter ended September 30, 2003 of $0.5 million, or $0.04 per diluted share, was reduced by a $1.0 million cash recovery, or $0.08 per diluted share, in connection with the previously announced settlement relating to the termination of services by a major customer in the Middle East, which was reflected as a reduction in general and administrative expenses.

MANAGEMENT'S REVIEW OF RESULTS
------------------------------

Commenting on the first quarter financial results, David Hershberg, Chairman and
Chief Executive Officer of Globecomm said, "The first quarter marked the second consecutive quarter of profitability for Globecomm. We were encouraged by the order flow in the first quarter, which remained strong. The Company announced
$38.2 million in orders during the quarter, including a second major reconstruction contract in Afghanistan. In particular, we were very pleased by the recently announced indefinite delivery/indefinite quantity (IDIQ) contract with a United States Government customer, as IDIQ contracts provide companies with significant upside potential. We intend on continuing our pursuit of these types of contracts, which can provide a backdrop for long term sustained growth."

Mr. Hershberg continued, "Macro trends such as continued government spending on satellite infrastructure, funding of new telecom ventures, the reliance of satellite systems for backup and recovery of terrestrial systems, the continued
growth of video services, the rapid growth of the Internet outside of the United
States and the adoption of complex next generation telecommunication networks positions Globecomm for continued revenue growth in the foreseeable future. The
Company strives to demonstrate superior operational execution to our customer base, which we believe will further enhance future opportunities for Globecomm."

MANAGEMENT'S CURRENT EXPECTATIONS FOR THE FULL YEAR ENDING JUNE 30, 2005
------------------------------------------------------------------------

Globecomm continues to expect consolidated revenues for the full year ending
June 30, 2005 to be in excess of $105 million. The Company anticipates achieving full year profitability at this revenue level, excluding the non-recurring gain of $1.9 million reflected in the Company's fiscal first quarter ended September
30, 2004. The Company further anticipates quarterly income statement fluctuations resulting from the nature of the business and the size of certain contracts in backlog.

These expectations reflect the results of the Company's fiscal first quarter ended September 30, 2004 and management's current view of the next nine-months.
Actual results for the fiscal year ending June 30, 2005 will remain susceptible to factors beyond our control in certain areas of the world. These may include, but are not limited to, major disruptions in the marketplaces in which we operate due to political unrest, local violence, global economic recession and changes in United States Government foreign policy. Results will also remain susceptible to possible cost overruns on projects.

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication solutions by leveraging its core satellite ground segment systems and network capabilities, with the satellite communication services capabilities that are generally provided by its wholly-owned subsidiary, NetSat Express, Inc.
The solutions Globecomm and NetSat offer include general contracted complex communications networks, militarized commercial off the shelf products and services, voice over Internet Protocol (VOIP), video broadcast, business recovery, satellite-based terrestrial restoral, content delivery and other networks on a global basis. Both Globecomm Systems' and NetSat Express'
customers include communications service providers, commercial enterprises,
Internet Service Providers, content providers and government entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington D.C., Hong Kong, the United Kingdom and United Arab Emirates.

For more information contact:

David Hershberg: Chairman and Chief Executive Officer 631-231-9800, Globecomm
Systems Inc. Matthew Byron: Investor Relations 631-457-1301, Globecomm Systems
Inc.

Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, NY 11788-3816, USA.
TEL:  631-231-9800, FAX:  631-231-1557;
Email: info@globecommsystems.com; Web: www.globecommsystems.com.

This press release contains projections or other forward-looking statements regarding future events or the future financial performance of Globecomm Systems
Inc., including, but not limited to, the information contained within the sections entitled "Management's Review of Results" and "Management's Current
Expectations for the Full Year Ending June 30, 2005." These statements reflect the current beliefs and expectations of the Company. Some matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements include risks and other factors detailed, from time to time, in the
Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended
June 30, 2004 and its Quarterly Reports on Form 10-Q, which the Company urges investors to consider. These risks and other factors include, but are not limited to general political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan, reliance on a small number of contracts for a large portion of the Company's revenue, increasing reliance on Government contracts and the Company's ability to penetrate emerging markets. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                SEPTEMBER 30,           SEPTEMBER 30,
                                                                     2004                    2003
                                                             ----------------------------------------------

Revenues from ground segment systems, networks
      and enterprise solutions                               $        21,586       $        17,031
Revenues from data communications services                             3,873                 3,430
                                                             ----------------------------------------------
Total revenues                                                        25,459                20,461
                                                             ----------------------------------------------

Costs and operating expenses:
      Costs from ground segment systems, networks
            and enterprise solutions                                  18,062                15,304
      Costs from data communications services                          3,194                 3,218
      Selling and marketing                                            1,169                 1,116
      Research and development                                           298                   475
      General and administrative                                         628                   893
                                                             ----------------------------------------------
Total costs and operating expenses                                    23,351                21,006
                                                             ----------------------------------------------
Income (loss) from operations                                          2,108                  (545)

Other income (expense):
      Interest income                                                     73                    62
      Interest expense                                                     -                    (1)
                                                             ----------------------------------------------
Net income (loss)                                            $         2,181       $          (484)
                                                             ==============================================

Basic and diluted net income (loss) per common share
                                                             $          0.15       $         (0.04)
                                                             ==============================================

Weighted-average shares used in the
      calculation of basic net income (loss)
      per common share                                                14,180                12,576
                                                             ==============================================

Weighted-average shares used in the
      calculation of diluted net income (loss)
      per common share                                                14,705                12,576
                                                             ==============================================

                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            SEPTEMBER 30,         JUNE 30,
                                                                 2004               2004
                                                         --------------------------------------
                                                            (UNAUDITED)

ASSETS
Current assets:
      Cash and cash equivalents                          $      17,242       $      28,252
      Restricted cash                                           11,888               1,903
      Accounts receivable, net                                  20,357              14,318
      Inventories                                                7,589               3,904
      Prepaid expenses and other current assets                    569               1,274
      Deferred income taxes                                         83                  83
                                                         --------------------------------------
Total current assets                                            57,728              49,734
Fixed assets, net                                               15,323              15,441
Goodwill                                                         7,204               7,204
Other assets                                                     1,106               1,096
                                                         --------------------------------------
Total assets                                             $      81,361       $      73,475
                                                         ======================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                      $      24,371       $      19,682
Deferred liabilities, less current portion                         908                 987
Total stockholders' equity                                      56,082              52,806
                                                         --------------------------------------
Total liabilities and stockholders' equity               $      81,361       $      73,475
                                                         ======================================